Exhibit 99.1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE AUTHORIZE YOUR PROXY TODAY.

Authorize your proxy by Internet — Quick ★★★ EASY

IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail

ARES ACQUISITION CORPORATION II	Your Internet authorization authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Authorizations submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2025.

INTERNET –— www.cstproxyvote.com/ Use the Internet to authorize your proxy. Have your proxy card available when you access the above website. Follow the prompts to authorize the vote of your shares.

Vote at the meeting —
If you plan to attend the virtual online extraordinary general meeting, you will need your 12-digit control number to vote electronically at the Extraordinary General Meeting.

To attend:

https://www.cstproxy.com/aresacquisitioncorporationii/egm2025

PLEASE DO NOT RETURN THE PROXY CARE IF YOU ARE AUTHORIZING YOUR PROXY ELECTRONICALLY.	MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲FOLD HERE—DO NOT SEPARATE—INSERT IN ENVELOPE PROVIDED▲

Important Notice Regarding the Internet Availability of

Proxy Materials for the Extraordinary General Meeting of Shareholders

to be held on      , 2025

To view the Notice and Proxy Statement/Prospectus and to attend the Extraordinary General

Meeting of Shareholders, please go to:

https://www.cstproxy.com/aresacquisitioncorporationii/egm2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ARES ACQUISITION CORPORATION II

The undersigned appoints Allyson Satin and Peter Ogilvie, and each of them as proxies, each with the power to appoint a substitute, and authorizes each of them to represent and to vote, as designed on the reverse hereof, all of the ordinary shares of Ares Acquisition Corporation II (“AACT”) held of record by the undersigned at the close of business on     , 2025 at the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) of AACT to be held on     ,2025 at     a.m. Eastern Time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5A, PROPOSAL 5B, PROPOSAL 5C, PROPOSAL 5D, PROPOSAL 5E, PROPOSAL 6, PROPOSAL 7, PROPOSAL 8, AND PROPOSAL 9, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5A, PROPOSAL 5B, PROPOSAL 5C, PROPOSAL 5D, PROPOSAL 5E, PROPOSAL 6, PROPOSAL 7, PROPOSAL 8, AND PROPOSAL 9.

Please mark your votes like this

Proposal No. 1 — The Business Combination Proposal — RESOLVED, as an ordinary resolution, that AACT’s entry into the Business Combination Agreement, dated as of April 14, 2025, attached to the	FOR ☐	AGAINST ☐	ABSTAIN ☐
proxy statement/prospectus as Annex A (the “Business Combination Agreement”), pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination (as such term is defined in the proxy statement/prospectus) described in the proxy statement/prospectus, be approved, ratified and confirmed in all respects.

Proposal No. 2 — The Domestication Proposal — RESOLVED, as a special resolution, that the Plan of Domestication, attached to the proxy statement/prospectus as Annex B, be approved and	FOR ☐	AGAINST ☐	ABSTAIN ☐
adopted and that AACT be de-registered in the Cayman Islands in the manner required by Article 47 of AACT’s amended and restated memorandum and articles of association and be domesticated and continued as a corporation incorporated in the State of Delaware, pursuant to section 206 and 207 of the Companies Act (As Revised) of the Cayman Islands and section 388 of the Delaware General Corporation Law, as amended (the “DGCL”) and the Plan of Domestication.

Proposal No. 3 — The Stock Issuance Proposal — RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual,	FOR ☐	AGAINST ☐	ABSTAIN ☐
the issuance of (i) shares of common stock of Kodiak AI, Inc. (“Kodiak Common Stock”) in connection with the Business Combination and the PIPE Investment (as such terms are defined in the proxy statement/prospectus); and (ii) any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements that AACT has entered, or may enter, into prior to closing of the Business Combination, be approved in all respects.

Proposal No. 4 — The Organizational Documents Proposal — RESOLVED, as a special resolution, that AACT’s amended and restated memorandum and articles of association currently in effect be amended and restated	FOR ☐	AGAINST ☐	ABSTAIN ☐
by the deletion in their entirety and the substitution in their place of the Proposed Certificate of Incorporation and Proposed Bylaws in the form attached to the proxy statement/prospectus as Annex D and Annex E, respectively (the “Proposed Organizational Documents”), conditional upon, and with effect from the domestication of the company in the State of Delaware as a corporation incorporated under the laws of the State of Delaware in accordance with the DGCL and conditional upon, and with effect from, the domestication of the company in the State of Delaware as a corporation incorporated under the laws of the State of Delaware in accordance with the DGCL, the name of the company be changed to Kodiak AI, Inc. (“Kodiak”).

Advisory Organizational Documents Proposal No. 5A — RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that under the Proposed Organizational Documents, Kodiak will be	FOR ☐	AGAINST ☐	ABSTAIN ☐
authorized to issue 2,000,000,000 shares, of which 1,980,000,000 shares are Kodiak Common Stock and 20,000,000 shares are preferred stock, $0.0001 par value per share (the “Kodiak Preferred Stock”).

Advisory Organizational Documents Proposal No. 5B — RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the Proposed Organizational Documents will adopt (i) Delaware as	FOR ☐	AGAINST ☐	ABSTAIN ☐
the exclusive forum for certain litigation and (ii) the federal district courts of the United States as the exclusive forum for resolving actions arising under the U.S. Securities Act of 1933, as amended.

Advisory Organizational Documents Proposal No. 5C — RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the Proposed Organizational Documents will permit the removal of	FOR ☐	AGAINST ☐	ABSTAIN ☐
a director only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then outstanding shares of Kodiak entitled to vote in the election of directors, voting as a single class, subject to applicable law and the rights of holders of Kodiak Preferred Stock.

Advisory Organizational Documents Proposal No. 5D — RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that subject to the rights of holders of Kodiak Preferred Stock, the Proposed	FOR ☐	AGAINST ☐	ABSTAIN ☐
Organizational Documents will require that any action taken by stockholders must be effected at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

Advisory Organizational Documents Proposal No. 5E — RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the Proposed Organizational Documents will require the board of directors of Kodiak	FOR ☐	AGAINST ☐	ABSTAIN ☐
acting pursuant to a resolution adopted by a majority of the directors then serving on the board of directors of Kodiak and the affirmative vote of at least two-thirds of the voting power of the outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, to amend, repeal, or modify any provision of the Proposed Certificate of Incorporation, other than Article I (Name), Article II (Registered Agent and Address), Article III (Nature of Business), Sections 1 (Authorized Stock), 2 (Vote per Share), 4 (Common not Voting on Preferred Matters) and 5 (No Class Vote to Increase or Decrease Authorized Stock) of Article IV, Article IX (Exculpation of Directors and Officers and Indemnification), Article X (Location of Stockholder Meetings and Books) and Article XIII (Incorporator Information), which requires the affirmative vote of at least a majority of the voting power of the outstanding Kodiak capital stock entitled to vote thereon, voting together as a single class, in addition to any requirements for such amendments under the DGCL. The Proposed Organizational Documents will also require the affirmative vote of at least a majority of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, for the stockholders to adopt, amend, alter, or repeal the Proposed Bylaws, provided the affirmative vote of at least two-thirds of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, will be required for the Kodiak stockholders to alter, amend or repeal, or adopt any bylaw inconsistent with, certain provisions of the Proposed Bylaws.

Proposal No. 6 — The Incentive Plan Proposal — RESOLVED, as an ordinary resolution, that AACT’s adoption of the Kodiak AI, Inc. 2025 Equity Incentive Plan, in the form attached to the proxy statement/prospectus as	FOR ☐	AGAINST ☐	ABSTAIN ☐
Annex G, be approved, ratified and confirmed in all respects.

Proposal No. 7 — The Employee Stock Purchase Plan Proposal — RESOLVED, as an ordinary resolution, that AACT’s adoption of the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan, in the form attached to the proxy	FOR ☐	AGAINST ☐	ABSTAIN ☐
statement/prospectus as Annex H, be approved, ratified and confirmed in all respects.

Proposal No. 8—The Director Election Proposal—RESOLVED, as an ordinary resolution, that the election, effective immediately in connection with the consummation of the Business Combination, of Don Burnette and Kristin	FOR ☐	AGAINST ☐	ABSTAIN ☐
Sverchek to each serve as a Class I director of Kodiak, Mohamed Elshenawy, James Reed and Scott Tobin to each serve as a Class II director of Kodiak and Kenneth Goldman and Allyson Satin to each serve as a Class III director of Kodiak, each until his or her respective successor is duly elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal, be approved in all respects.”

Proposal No. 9— RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary: (1) to permit further solicitation and vote of proxies in the event that there are	FOR ☐	AGAINST ☐	ABSTAIN ☐
insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting; (2) for the absence of a quorum; (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that AACT has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the Extraordinary General Meeting; or (4) in order to engage with investors, be approved.

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2025

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor. administrator. trustee. guardian or corporate officer. please give title as such. When signing as a corporation. please sign in full corporate name by president or other authorized officer. When signing as a partnership. please sign in partnership name by an authorized person.